UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2009

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA		19034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

In order to conserve cash and reduce expenses during January and February 2009, Kulicke and Soffa Industries, Inc. (the “Company”) reduced the base salaries of its employees, including all of its executive officers.  On August 3, 2009, the Management Development and Compensation Committee of the Board of Directors of the Company approved the restoration of base salaries for the Company’s employees on a Company-wide basis effective prospectively in September.  As part of this action, the Company increased the base salaries by previously reduced amounts for the following executive officers: C. Scott Kulicke, Michael J. Morris, Tek Chee Mak, Christian Rheault, Charles Salmons, Shay Torton, Ran Bareket and Gregg Kelly. In addition, the Company restored matching cash contributions to the wedge bonder equipment employees’ 401(K) savings plan, a plan in which Mr. Kelly participates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 7, 2009
KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ Michael J. Morris
Name:	Michael J. Morris
Title:	Vice President of Finance, Treasurer and Interim Chief Financial Officer